As filed with the Securities and Exchange Commission on June 29, 2005

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	22-3192085
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, Lexington, MA 02421

(Address of Principal Executive Offices) (Zip Code)

CUBIST PHARMACEUTICALS, INC.

AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Michael W. Bonney

President and Chief Executive Officer

CUBIST PHARMACEUTICALS, INC.

65 Hayden Avenue

Lexington, Massachusetts 02421

(Name and Address of Agent For Service)

(781) 860-8660

Telephone Number, Including Area Code, of Agent for Service

Copies to:

Julio E. Vega, Esq.

Matthew J. Cushing, Esq.

BINGHAM MCCUTCHEN LLP

150 Federal Street

Boston, MA 02110-1726

(617) 951-8000

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee
Common Stock, $0.001 par value	250,000	$10.68	(1)	$2,670,000	$314.26

(1)           The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee.  It is not known how many of these shares will be purchased or at what price.  The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of all 250,000 shares registered hereunder pursuant to the purchase of stock or grant of stock options under the Amended and Restated 1997 Employee Stock Purchase Plan, at a purchase price or exercise price of $10.68 per share, which is the average of the high and low prices of Cubist’s common stock as listed on the National Association of Securities Dealers Automated Quotation National Market System on June 23, 2005.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus relating to this Registration Statement is a combined prospectus that relates also to the Registration Statement on Form S-8 (File No. 333-65383) previously filed by the registrant on October 6, 1998, which registers 250,000 shares of common stock.  A filing fee in the amount of $179.95 was previously paid with respect to such shares.

EXPLANATORY NOTE

On October 6, 1998, we filed a Registration Statement on Form S-8 (File No. 333-65383) (referred to in this document as, the “First Registration Statement”) to register under the Securities Act of 1933, as amended, or, the Securities Act, 250,000 shares of common stock, par value $0.001 per share, issuable by us under the 1997 Employee Stock Purchase Plan, or, the ESPP.

At the 2005 Annual Meeting of Stockholders of Cubist held on June 8, 2005, our stockholders approved an amended and restated ESPP, pursuant to which the number of shares of common stock that may be issued under the ESPP was increased by 250,000 shares.

This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 250,000 shares of our common stock subject to issuance upon the purchase of stock or the exercise of stock options that may be granted under the ESPP at any time or from time to time after the date hereof under such plan. Pursuant to General Instruction E to Form S-8, the registrant hereby incorporates herein by reference the contents of the First Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•                                          Annual Report on Form 10-K for the year ended December 31, 2004;

•                                          Current Reports on Form 8-K filed on March 9, 2005 and March 15, 2005 and Item 8.01 of the Current Report on Form 8-K filed on June 28, 2005;

•                                          the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 17, 1996, including any amendments or reports filed for the purpose of updating that description; and

•                                          the description of the preferred stock purchase rights for our Series A Junior Participating Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on August 2, 1999, including any amendments or reports filed for the purpose of updating that description.

You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing, telephoning or e-mailing us at the following address:

Cubist Pharmaceuticals, Inc.

65 Hayden Avenue

Lexington, MA 02421

Attn: Investor Relations

(781) 860-8660

e-mail: ir@cubist.com

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts or Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

The Restated Certificate of Incorporation and the Amended and Restated By-Laws of Cubist, copies of which are filed herein as Exhibits 3.1 and 3.2, provide for advancement of expenses and indemnification of officers and directors of Cubist and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

Cubist intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The following exhibits are filed as part of this registration statement:

3.1	Restated Certificate of Incorporation Cubist (incorporated by reference to Exhibit 3 to Cubist’s Quarterly Report on Form 10-Q filed on August 6, 2004) (File no. 000-21379).

3.2	Amended and Restated By-Laws of Cubist, as amended to date. (incorporated by reference to Exhibit 3.4, Registration No. 333-6795).

4.1	Specimen certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 to Cubist’s Annual Report on Form 10-K filed on March 28, 2003) (Registration No. 000-21379).

4.2

Rights Agreement dated as of July 21, 1999 between Cubist and BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit 99.1 to Cubist’s Report on Form 8-K filed on July 30, 1999) (File no. 000-21379).

4.3

First Amendment, dated as of March 7, 2000, to the Rights Agreement, dated as of July 21, 2000 between the Company and Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379).

4.4	Form of Amended Rights Certificate (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379).

5	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included in signature page to registration statement).

Item 9.  Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Cubist Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 29th day of June, 2005.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Michael W. Bonney
Michael W. Bonney
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Michael W. Bonney and David W.J. McGirr severally, acting alone and without the other, his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement on Form S-8 necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael W. Bonney	President, Chief Executive Officer and Director	June 29, 2005
Michael W. Bonney	(Principal Executive Officer)

/s/ David W.J. McGirr	Senior Vice President	June 29, 2005
David W.J. McGirr	and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Kenneth M. Bate	Director	June 29, 2005
Kenneth M. Bate

/s/ David W. Martin, Jr.	Director	June 29, 2005
David W. Martin, Jr.

/s/ Walter R. Maupay	Director	June 29, 2005
Walter R. Maupay

/s/ Martin Rosenberg	Director	June 29, 2005
Martin Rosenberg

/s/ J. Matthew Singleton	Director	June 29, 2005
J. Matthew Singleton

/s/ Michael B. Wood	Director	June 29, 2005
Michael B. Wood

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Restated Certificate of Incorporation Cubist (incorporated by reference to Exhibit 3 to Cubist’s Quarterly Report on Form 10-Q filed on August 6, 2004) (File no. 000-21379).

3.2	Amended and Restated By-Laws of Cubist, as amended to date. (incorporated by reference to Exhibit 3.4, Registration No. 333-6795).

4.1	Specimen certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 to Cubist’s Annual Report on Form 10-K filed on March 28, 2003) (Registration No. 000-21379).

4.2

Rights Agreement dated as of July 21, 1999 between Cubist and BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit 99.1 to Cubist’s Report on Form 8-K filed on July 30, 1999) (File no. 000-21379).

4.3

First Amendment, dated as of March 7, 2000, to the Rights Agreement, dated as of July 21, 2000 between the Company and Fleet National Bank f/k/a BankBoston, N.A., as Rights Agent (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379).

4.4	Form of Amended Rights Certificate (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379).

5	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered.

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included in signature page to registration statement).